     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1999.
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                  MAXIMUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         VIRGINIA                                                         54-1000588
(STATE OR OTHER JURISDICTION OF INCORPORATION OR  ORGANIZATION)            (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

            1356 BEVERLY ROAD, MCLEAN, VIRGINIA 22101 (703) 734-4200 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

                                DAVID V. MASTRAN
                             CHIEF EXECUTIVE OFFICER
                                  MAXIMUS, INC.
                                1356 BEVERLY ROAD
                             MCLEAN, VIRGINIA 22101
                                 (703) 734-4200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 WITH A COPY TO:
                            LYNNETTE C. FALLON, ESQ.
                               PALMER & DODGE LLP
                                ONE BEACON STREET
                        BOSTON, MASSACHUSETTS 02108-3190
                                 (617) 573-0100

                                 ---------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
      SECURITIES TO BE REGISTERED                REGISTERED           SHARE(1)            PRICE(1)        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value..................   350,105 shares          $ 28.00       $ 9,802,940.00           $ 2,725.22
==========================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(c), based upon the average of the high and low sale prices on March 23, 1999 as reported by the New York Stock Exchange.

                                 ---------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED MARCH 30, 1999


                                     MAXIMUS
                     HELPING GOVERNMENT SERVE THE PEOPLE(TM)

                         350,105 SHARES OF COMMON STOCK


THE COMPANY:                                                 THE OFFERING:

*    We are a leading provider of program management and     *    We previously issued 700,210 shares of MAXIMUS
     consulting services to state and local government            common stock to the former  stockholders of Control
     agencies throughout the United States.                       Software, Inc. This prospectus relates to the
                                                                  resale of 350,105 of those shares.
*    MAXIMUS, Inc.
     1356 Beverly Road                                       *    The shares may be offered and sold by the selling
     McLean, Virginia 22101                                       stockholders from time to time in open-market or
     (703) 734-4200                                               privately negotiated transactions which may
                                                                  involve underwriters or brokers.
*    NYSE Symbol: MMS
                                                             *    There is an existing trading market for these shares.
                                                                  The reported last sales price on March 29, 1999
                                                                  was $29.63 per share.

                                                             *    We will not receive any of the proceeds from the
                                                                  sale of shares covered by this prospectus

                                 ---------------

     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                                 ---------------

         Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.






                  The date of this prospectus is March 30, 1999

                                TABLE OF CONTENTS

MAXIMUS, Inc...................................................................3

Where You Can Find More Information............................................4

Risk Factors...................................................................6

Selling Stockholders..........................................................13

Plan of Distribution..........................................................14

Legal Matters.................................................................14

Experts.......................................................................14

                                  MAXIMUS, INC.

         MAXIMUS, Inc. is a leading provider of program management and consulting services to state and local governments throughout the United States. Our services are designed to make government operations more efficient and cost effective while improving the quality of the services provided to program beneficiaries. We apply an entrepreneurial, private sector approach utilizing advanced technology in projects in almost every state in the nation and in markets in several foreign countries.

         Program Management Services. State and local governments in the United States spend approximately $21 billion annually to administer their health and human services programs. The costs of these programs represents the largest line items in many state and local government budgets. These health and human services programs include the following:

    *    Medicaid                                                     *   Child Health Insurance
    *    Food Stamps                                                  *   Child Support Enforcement
    *    Temporary Assistance To Needy Families                       *   Child Care
    *    Supplementary Security Income                                *   Child Welfare
    *    General Assistance/General Relief

         In the last two fiscal years, we have been awarded $350 million in contracts to help state and local health and human services agencies manage their programs. We currently have program management contracts in New York, California, Texas, Michigan, New Jersey, Florida, Illinois, and many other states. In addition to the substantial revenues these contracts generate, they also provide high-profile marketing platforms for us to demonstrate the cost effectiveness and value of outsourcing program management services to the public sector.

         Consulting Services. We offer consulting services to every state, county and local government agency, including health and human services, law enforcement, parks and recreation, taxation, housing, motor vehicles, labor, education as well as legislatures. We provide highly technical expertise to our clients in various disciplines, including:

    *    Systems planning                                             *   Program analysis and evaluation
    *    Federal revenue maximization                                 *   Electronic benefits and funds transfer
    *    Cost allocation for program reimbursement claiming           *   Fleet management
    *    Human resources management                                   *   Systems implementation

         Our acquisitions of four consulting companies in 1998 and one to date in 1999 added approximately 2,000 consulting contracts and 500 consultants. Many of these consulting contracts are with smaller cities and counties, which expands our geographic presence and enables us to sell our full range of products and services to these local governments. With these acquisitions, MAXIMUS believes it is the largest general management consulting firm in the country focussed on serving state and local governments.

         We believe that government agencies will continue to turn to companies such as MAXIMUS to reduce costs and improve the effectiveness of their programs. We believe that we more effectively administer government programs due to our ability to:

                *   Accept contracts where compensation is based on performance;

                * Attract and compensate experienced, high-level management personnel;

                *   Rapidly procure and utilize advanced technology;

                * Vary the number of personnel on a project to match fluctuating workloads;

                * Increase productivity by providing employees with financial incentives and performance awards and more readily terminating non-productive employees;

                * Provide employees with ongoing training and career development assistance; and

                * Maintain a professional work environment that is more conducive to employee productivity.

         We are recognized as a principal partner of state and local government agencies for both program management and consulting. With more than 100 offices located throughout the nation, MAXIMUS has the local presence and decentralized organization to promote relationships with the executive and legislative branches of state and local governments. With more than 2,900 employees nationwide, the Company has more personnel experienced with government programs than most state, city or county government agencies. As a result, we offer a pool of program knowledge and expertise that can be utilized by state and local government agencies to supplement their own capabilities and improve their operations.

         We believe that state and local governments will continue to seek our services despite the effect of economic cycles on government budgets. In recent years, as governments at all levels have experienced budget surpluses, new programs have been initiated to assist even more sectors of American society. In more difficult times, the size of the population enrolled in existing government programs expands, requiring governments to spend more to administer these programs, but facing increased pressure to do so cost-effectively.

         We strive to provide an alternative to the traditional way of doing business for government agencies. MAXIMUS is working to fulfill its mission of "Helping Government Serve the People(TM)" by becoming a national resource for improving the management and service delivery capabilities of governments. Our national scope and size provide a platform to deliver more cost effective services by allowing us to capitalize on greater economies of scale, introduce more specialization, and market our knowledge base of best practices throughout the country. We possess several business strengths that we believe provide us an advantage over our competitors, including:

                * Single market focus resulting from our thorough understanding of the regulations and operations of government agencies, with an emphasis on state and local governments and health and human services programs;

                * Proven track record established by more than 23 years of providing successful government program management and consulting services;

                * Wide range of services that meets the increasing demands of government and other public sector clients for integrated vendor offerings;

                * Proprietary case management software program, known as MAXSTAR(TM), that reduces project implementation time and cost; and

                * Experienced team of professionals who thoroughly understand the marketing, assessment and delivery of services to government agencies.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at http://www.sec.gov.

         The SEC allows us to incorporate by reference information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus:

         * Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and the Company's amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 1998, filed with the SEC on November 11, 1998 and January 6, 1999, respectively;

         * Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed with the SEC on February 11, 1999;

         * Current Reports on Form 8-K filed with the SEC on March 4, 1999 and March 30, 1999; and

         * The description of the MAXIMUS common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 15, 1997, including any amendment or reports filed for the purpose of updating the description of our common stock.

         You may request a copy of these filings, at no cost, by writing or telephoning using the following contact information:

                                      MAXIMUS, Inc.
                                      1356 Beverly Road
                                      McLean, VA 22101
                                      Attn: F. Arthur Nerret
                                      (703) 734-4200

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                  RISK FACTORS

         Investing in shares of the common stock involves a high degree of financial risk. In deciding whether to invest, you should carefully consider the following risk factors as well as the other information in this document. The risks set out below may not be exhaustive.

         Keep these risk factors in mind when you read "forward-looking" statements elsewhere in this prospectus. These are statements that relate to future events and time periods or MAXIMUS's expectations. Generally, the words "anticipate," "expect," "intend" and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements.

OUR SUCCESS IS DEPENDENT ON OUR ABILITY TO WIN GOVERNMENT CONTRACTS

         Substantially all of our clients are state or local government authorities. To market our services to government clients, we are largely required to respond to government requests for proposals, or RFPs. To do so effectively, we must estimate accurately our cost structure for servicing a proposed contract, the time required to establish operations and likely terms of the proposals submitted by competitors. We must also assemble and submit a large volume of information within a RFP's rigid timetable. Our ability to respond successfully to RFPs will greatly impact our business, and we cannot guarantee that we will be awarded contracts through the RFP process or that our proposals will result in profitable contracts.

THE TERMINATION OR EXPIRATION OF OUR GOVERNMENT CONTRACTS MAY RESULT IN REVENUE SHORT-FALLS

         Many of our government contracts contain base periods of one or more years, as well as option periods covering more than half of the contract's potential duration. Government agencies generally have the right not to exercise these option periods. A decision not to exercise option periods could impact the profitability of some of our contracts. Our contracts typically also contain provisions permitting a government client to terminate the contract on short notice, with or without cause. The unexpected termination of one or more significant contracts could result in significant revenue shortfalls. The natural expiration of especially large contracts can also present management challenges. If revenue shortfalls occur and are not offset by corresponding reductions in expenses, our business could be adversely affected. We cannot be certain if, when or to what extent a client might terminate any or all of its contracts with us.

THE REVENUES THAT WE RECEIVE FROM GOVERNMENT CONTRACTS ARE SUBJECT TO ADJUSTMENT IF AUDITED

         The Defense Contract Audit Agency referred to as DCAA, and certain other government agencies, have the authority to audit and investigate any government contracts. These agencies review a contractor's performance on its contract, its pricing practices, its cost structure and its compliance with applicable laws, regulations and standards. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while costs already reimbursed must be refunded. Therefore, a DCAA audit could result in a substantial adjustment to our revenue. No material adjustments resulted from audits completed through 1993, and we believe that adjustments resulting from subsequent audits will not adversely affect our business. If a government audit uncovers improper or illegal activities, a contractor may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or disqualification from doing business with the government.

POLITICAL CHANGES MAY RESULT IN OUR INABILITY TO SUCCESSFULLY ESTABLISH AND MAINTAIN RELATIONSHIPS WITH GOVERNMENT OFFICIALS AND POLITICAL CONSULTANTS

         To avoid higher than anticipated demands for federal funds, federal government officials occasionally discourage state and local authorities from engaging private consultants to advise them on maximizing federal revenues. We cannot be certain that state and local officials will not be dissuaded from engaging us for revenue maximization services. In addition, we occasionally engage marketing consultants, including lobbyists, to establish and maintain relationships with elected officials and appointed members of government agencies. The effectiveness of these consultants may be reduced or eliminated if a significant political change occurs. Implementation of term limits for certain elected officials, for instance, would require us to confront political change on a more regular basis. Because we cannot be certain that we will successfully manage our relationships with political consultants, our business may be adversely affected.

         To facilitate our ability to prepare bids in response to RFPs, we rely in part on establishing and maintaining relationships with officials of various government entities and agencies. These relationships enable us to provide informal input and advice to the government entities and agencies prior to the development of an RFP. Because we cannot be certain that we will successfully manage our relationships with government entities and agencies, our business may be adversely affected.

FAILURE TO ESTIMATE ACCURATELY THE FACTORS UPON WHICH WE BASE OUR CONTRACT PRICING MAY RESULT IN DECREASES IN REVENUES OR IN LOSSES

         We derived approximately 46% of our fiscal 1998 revenues from fixed-price contracts and approximately 18% of our fiscal 1998 revenues from performance-based contracts. For fixed-price contracts, we receive our fee if we meet specified objectives or achieve certain units of work. Those objectives might include placing a certain number of welfare recipients into jobs, collecting target amounts of child support payments, or completing a particular number of managed care enrollments. For performance-based contracts, we receive our fee on a per-transaction basis. Such contracts include, for example, child support enforcement contracts, in which we often receive a fee based on the amount of child support collected. To earn a profit on these contracts, we rely upon accurately estimating costs involved and assessing the probability of meeting the specified objectives, realizing the expected units of work, or completing individual transactions, within the contracted time period. We recognize revenues on these contracts on a "costs incurred" method. Therefore, we review these contracts quarterly and adjust revenues to reflect our current expectations. These adjustments affect the timing and amount of revenue recognized and could adversely affect our financial results. If we fail to estimate accurately the factors upon which we base our contract pricing, then we may have to report a decrease in revenues or incur losses on these contracts.

FAILURE TO MEET CONTRACT PERFORMANCE STANDARDS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

         Our inability to satisfy adequately our contractual obligations could adversely affect our financial condition. Our contracts often require us to indemnify clients for our failures to meet certain performance standards. Some contracts contain liquidated damages provisions and financial penalties related to performance failures. In addition, in order for our Government Operations Group to bid on certain contracts, we are required to secure our indemnification obligations by posting a cash performance bond or obtaining a letter of credit. If a claim is made against a performance bond or letter of credit, the issuer of the bond could demand higher premiums. Increased bond premiums would adversely affect our earnings and could limit our ability to bid for future contracts. In addition, a failure to meet our client's expectations when performing on a contract could materially and adversely affect our reputation, which, in turn, would impact our ability to compete for new contracts.

TERMINATION OF LARGE CONTRACTS MAKES SIGNIFICANT DEMANDS ON OUR MANAGEMENT AND ADMINISTRATIVE RESOURCES

         Upon termination or expiration of a contract between our Government Operations Group and a state or local government, we have to evaluate whether, and in what capacity, we can continue employing persons that formerly serviced the contract. Unless we enter into a new contract using those same employees or otherwise re-assign them, their employment must be terminated. The reassignment or termination of a large number of employees makes significant demands on our management and administrative resources.

WE MAY INCUR SIGNIFICANT START UP COSTS ASSOCIATED WITH LARGE CONTRACTS

         When we are awarded a contract to manage a government program, our Government Operations Group can incur significant start-up expenses before we receive any contract payments. These expenses include leasing office space, purchasing office equipment and hiring personnel. As a result, in certain large contracts where the government does not fund program start-up costs, we are required to invest significant sums of money prior to receiving related contract payments.

LEGISLATIVE CHANGES AND POLITICAL DEVELOPMENTS MAY HURT OUR BUSINESS

         Dependence on Legislative Programs. The market for our services is dependent largely on federal and state legislative programs. These programs can be modified or amended at any time by acts of federal and state governments. For example, in 1996 Congress amended the Social Security Act to eliminate social security and supplemental income benefit payments based solely on drug and alcohol disabilities. That amendment resulted in the termination of our substantial contract with the federal Social Security Administration, which related to the referral and monitoring of the treatment of recipients of these benefits. Future legislative changes that we do not anticipate or respond to effectively could occur and adversely affect our business.

         Dependence on Welfare Reform Act. We expect that the Welfare Reform Act and other federal and state initiatives will continue to encourage long-term changes in the nation's welfare system. Part of our growth strategy includes aggressively pursuing these opportunities by seeking new contracts to administer and new health and welfare programs to manage. However, there are many opponents of welfare reform. As a result, future progress in the area of welfare reform is uncertain. The repeal of the Welfare Reform Act, in whole or in part, could adversely affect our business. Also, we cannot be certain that additional reforms will be proposed or enacted, or that previously enacted reforms will not be challenged, repealed or invalidated.

         Restrictions on Privatization. Under current law, in order to privatize certain functions of government programs, the federal government must grant a consent and/or waiver to the petitioning state or local agency. For example, in May 1997 the Department of Health and Human Services refused to grant a waiver to the State of Texas permitting private corporations, rather than public employees, to decide eligibility of applicants for Food Stamps and Medicaid benefits. Although MAXIMUS did not bid on the Texas projects, we may face similar obstacles in pursuing future health and human services contracts.

WE MAY BE UNABLE TO CONTINUE OUR GROWTH THROUGH ACQUISITIONS OR SUCCESSFULLY INTEGRATE COMPANIES THAT WE ACQUIRE

         Our business strategy includes expanding our operations, breadth of service offerings and geographic scope by acquiring or combining with related businesses. To date, we have combined with six consulting firms and are still in the process of integrating their operations. We cannot be certain that we will be able to continue to identify, acquire and manage additional businesses profitably or integrate them successfully without incurring substantial expenses, delays or other problems. Furthermore, business combinations may involve special risks, including:

                *   Diversion of management's attention;

                *   Loss of key personnel;

                *   Assumption of unanticipated legal liabilities;

                *   Amortization of acquired intangible assets; and

                *   Dilution to our earnings per share.

         Also, client dissatisfaction or performance problems at an acquired firm could materially and adversely affect our reputation as a whole. Furthermore, we cannot be certain that acquired businesses will achieve anticipated revenues and earnings.

WE MAY BE UNABLE TO SUCCESSFULLY MANAGE OUR GROWTH

         Sustaining growth has placed significant demands on management as well as on our administrative, operational and financial resources. To manage our growth, we must continue to improve our operational, financial and management information systems and expand, motivate and manage our workforce. However, our growth and management of large-scale health and human services programs must not come at the expense of providing quality service and generating reasonable profits. We cannot be certain that we will continue to experience growth or successfully manage it.

OPPOSITION FROM GOVERNMENT UNIONS MAY RESULT IN FEWER BUSINESS OPPORTUNITIES

         Our success derives in part from our ability to win profitable contracts to administer and manage health and human services programs traditionally administered by government employees. Government employees, however, typically belong to labor unions with considerable financial resources and lobbying networks. Unions are likely to continue to apply political pressure on legislators and other officials seeking to outsource government programs. For example, union lobbying was instrumental in influencing the Department of Health and Human Services to deny a petition to allow private corporations to make Food Stamp and Medicaid eligibility determinations in Texas. Union opposition may slow welfare reform and result in fewer opportunities for MAXIMUS to service government agencies.

THE LOSS OF KEY EXECUTIVES COULD IMPAIR OUR ABILITY TO SECURE AND MANAGE
CONTRACTS

         The abilities of our executive officers, including David V. Mastran and Raymond B. Ruddy, and our senior managers to generate business and execute projects successfully is important to our success. While we have employment agreements with certain of our executive officers, these agreements are terminable under certain conditions. The loss of a key executive could impair our ability to secure and manage engagements. To limit some of this risk, we have obtained key-man life insurance policies on Dr. Mastran and Mr. Ruddy in the amounts of $6,100,000 and $3,950,000, respectively.

FAILURE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS

         Delivery of the services provided by MAXIMUS is labor-intensive. When we are awarded a government contract, we must quickly hire project leaders and case management personnel. The additional staff also creates a concurrent demand for increased administrative personnel. The success of our Government Operations Group and Consulting Group requires that we attract, develop, motivate and retain:

                *   Experienced and innovative executive officers;

                * Senior managers who have successfully managed or designed health and human services programs in the public sector; and

                * Information technology professionals who have designed or implemented complex information technology projects.

         Innovative, experienced and technically proficient individuals are in great demand and are likely to remain a limited resource. We cannot be certain that we can continue to attract and retain desirable executive officers and senior managers. A failure to hire sufficient personnel on a timely basis could adversely affect our business. The loss of significant numbers of executive officers and senior managers could produce similar adverse consequences.

COMPETITION IN OUR INDUSTRY IS INTENSE AND FAILURE TO COMPETE SUCCESSFULLY COULD HURT OUR BUSINESS

         Intensification of Competition. Competition to provide certain program management and consulting services to state and local government agencies has intensified. Our Government Operations Group competes for program management contracts with the following:

                * Local non-profit organizations such as the United Way and Goodwill Industries;

                * Government services divisions of large organizations such as Andersen Consulting, Lockheed Martin Corporation and Electronic Data Systems, Inc.; and

                * Specialized service providers such as America Works, Inc., Policy Studies Incorporated, and Benova, Inc.

         MAXIMUS's Consulting Group competes with:

                *   The consulting divisions of the "Big 5" accounting firms;
                    and

                *   Electronic Data Systems, Inc.

         Many of these companies are national and international in scope and have greater resources than MAXIMUS. Substantial resources could enable certain competitors to initiate severe price cuts or take other measures in an effort to gain market share. In addition, we are unable to compete for a limited number of large contracts because, we are sometimes unable to meet a RFP's requirement to obtain and post large cash performance bonds. Also, in certain geographic areas, we face competition from smaller consulting firms with established reputations and political relationships. We cannot be certain that we will compete successfully against our existing or any new competitors.

         Competition from Former Employees. In addition to competition from existing competitors, we may experience competition from former employees. Although MAXIMUS has entered into non-competition agreements with some of its senior level employees, we cannot be certain that a court would enforce these contracts. Competition by former employees could adversely affect our business.

ADVERSE PUBLICITY MAY LIMIT BUSINESS OPPORTUNITIES

         The nature of our contracts with state and local government authorities frequently generates media attention. In particular, our management of health and human services programs and revenue maximization services have occasionally received negative media coverage. This negative coverage could influence government officials and slow the pace of welfare reform. The media also focuses its attention on the activities of political consultants engaged by us, even when their activities are unrelated to our business. MAXIMUS may be subject to adverse media attention relating to the activities of individuals who are not under its control. In addition, we cannot assure that the media will accurately cover our activities or that MAXIMUS will be able to anticipate and respond in a timely manner to all media contacts. Inaccurate or misleading media coverage or our failure to manage adverse coverage could adversely affect our reputation.

POTENTIAL LOSSES ASSOCIATED WITH PENDING LITIGATION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

         DMG Litigation. On May 12, 1998, we acquired DMG. DMG is currently defending against a lawsuit arising out of consultation services provided to underwriters of revenue bonds issued by Superstition Mountains Community Facilities District No. 1, referred to as the District, in 1994. The bonds were issued to finance construction of a water waste treatment plant in Arizona. However, the District was unable to service the bonds and eventually declared bankruptcy. The District voluntarily came out of bankruptcy and is currently operating under a forbearance agreement with the sole purchaser of the bonds, Allstate Insurance Company. A consolidated action arising out of these events is pending in the U.S. District Court for the District of Arizona against DMG and thirteen other named defendants. The parties making claims against DMG in the lawsuit, Allstate and the District, allege that DMG made false and misleading representations in the reports DMG prepared included among the exhibits to the bond offering memoranda. DMG's reports concerned the accuracy of certain financial projections made by the District regarding its ability to service the bonds. Allstate seeks as damages $32.1 million, the principal amount of bonds it purchased together with accrued and unpaid interest; the District seeks actual and special damages, prejudgment interest and costs. MAXIMUS intends to defend against these claims vigorously. However, given the preliminary stage of this litigation, we cannot assure that we will be successful in defending this lawsuit.

         Suit by Former Officer. We are currently defending a lawsuit brought by a former officer, director and shareholder of MAXIMUS alleging that, at the time he resigned from the Company in 1996 and became obligated to sell his MAXIMUS shares back to the Company, we failed to disclose to him material information regarding the potential value of his MAXIMUS shares. The former officer seeks damages in excess of $10 million. We do not believe that this claim has merit and intend to oppose it vigorously. However, given the early stage of this litigation, we cannot assure that we will be successful in our defense.

         Suit by Network Six. We are currently defending a lawsuit that was commenced against MAXIMUS and other parties by Network Six, Inc. MAXIMUS had been engaged by the State of Hawaii to monitor the implementation of a statewide automated child support system being performed by Network Six. Network Six alleges that we tortiously interfered with and abetted Hawaii in the alleged breach of its contract with Hawaii. We believe that Network Six's claims are without merit and intend to defend this action vigorously. We do not believe that this action will have a material adverse effect on our financial condition or results of operations. Because this action is in the early stages of discovery, we cannot assure that we will be successful in defending this lawsuit.

VARIABILITY OF QUARTERLY OPERATING RESULTS MAY CAUSE THE VALUE OF OUR STOCK TO DECLINE

         A number of factors cause our revenues and operating results to vary from quarter to quarter. These factors include:

                *   The progress of contracts;

                * The levels of revenues earned on contracts (including any adjustments in expectations on revenue recognition on fixed-price contracts);

                * The commencement, completion or termination of contracts during any particular quarter;

                *   The schedules of government agencies for awarding contracts;

                *   The term of awarded contracts;

                * The reactions of the market to announcements of potential acquisitions; and

                *   General economic conditions.

         Changes in the volume of activity and the number of contracts commenced or completed during any quarter may cause significant variations in our operating results because a relatively large amount of our expenses are fixed. Furthermore, on occasion we incur greater operating expenses during the start-up and early stages of significant contracts.

CONCENTRATION OF CONTROL OF OUR STOCK COULD LEAD TO FAILURE TO MAXIMIZE STOCK PRICE

         Our executive officers own beneficially approximately 42% of MAXIMUS's common stock. Certain executive officers, who hold approximately 34.4% of the outstanding shares, have agreed to hold their shares until June 2001, subject to certain exceptions. In addition, each of Dr. Mastran and Mr. Ruddy, who hold together approximately 32.2% of the common stock, have agreed to vote to elect the other to the board of directors, as long as the other person owns or controls at least 20% of the outstanding common stock. Mr. Ruddy currently owns less than 20% of the outstanding shares of common stock and, accordingly, Dr. Mastran is no longer obligated to vote to elect Mr. Ruddy to the board of directors. Mr. Ruddy has also agreed to vote his shares of common stock in a manner instructed by Dr. Mastran until September 30, 2001. As a result, these officers can significantly influence the outcome of matters requiring a shareholder vote, including the election of the board of directors. This could adversely affect the market price of our common stock or delay or prevent a change in control of MAXIMUS.

POSSIBLE VOLATILITY MAY AFFECT THE MARKET PRICE OF OUR STOCK

         MAXIMUS issued common stock on June 13, 1997 at $16.00 per share upon the closing of its initial public offering and on November 23, 1998 at $32.50 per share upon the closing of its secondary public offering. Between June 13, 1997 and March 25, 1999, the closing sale price has ranged from a high of $39.50 per share to a low of $17.37 per share. The market price of our common stock could continue to fluctuate substantially due to a variety of factors, including:

                *   Quarterly fluctuations in results of operations;

                * The failure to be awarded a significant contract on which we have bid;

                * The termination by a government client of a material contract;

                *   The announcement of new services by competitors;

                *   Acquisitions and mergers;

                * Political and legislative developments adverse to the privatization of government services;

                *   Changes in earnings estimates by securities analysts;

                *   Changes in accounting principles;

                *   Sales of common stock by existing shareholders;

                *   Negative publicity; and

                *   Loss of key personnel.

         Our ability to meet securities analysts' quarterly expectations may also influence the market price of our common stock. In addition, overall volatility has often significantly affected the market prices of securities for reasons unrelated to a company's operating performance. In the past, securities class action litigation has often been commenced against companies that have experienced periods of volatility in the price of their stock. Securities litigation initiated against MAXIMUS could cause us to incur substantial costs and could lead to the diversion of management's attention and resources.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER AND BY-LAWS AND VIRGINIA LAW MAY LIMIT OUR STOCK PRICE

         Virginia law and our Articles of Incorporation and By-Laws include provisions that may be deemed to have anti-takeover effects. These provisions may delay, deter or prevent a takeover attempt that shareholders might consider desirable. Directors of MAXIMUS are divided into three classes and are elected to serve staggered three-year terms. This structure could impede or discourage an attempt to obtain control of the Company. As a shareholder of MAXIMUS, you do not possess the power to take any action in writing without a meeting. In addition, Virginia law imposes certain limitations and special voting requirements on affiliated transactions. Furthermore, Virginia law denies voting rights to shares acquired in control share acquisitions, unless granted by a shareholder vote.

YEAR 2000 ISSUES COULD RESULT IN INTERRUPTION OR FAILURE OF OUR COMPUTER SYSTEMS, LITIGATION CLAIMS AND OUR INABILITY TO MANAGE CONTRACTED PROJECTS

         Internal Year 2000 Compliance. MAXIMUS is auditing its internal software and hardware and the systems of its acquired companies for Year 2000 compliance and is implementing corrective actions, where necessary, to address computer problems associated with the Year 2000. The MAXSTAR case management software used in all our major projects has been upgraded to be Year 2000 compliant. All MAXSTAR-based applications must also be reviewed and upgraded, where necessary, which is now scheduled to be completed by March 31, 1999. Our telephone systems must also be Year 2000 compliant, which is also scheduled for completion by March 31, 1999. We will continue to implement whatever remedial actions are necessary to make us Year 2000 compliant. We do not believe that remedial measures taken to correct any Year 2000 problems will materially impact our operations or financial results. However, if our remediation plans do not succeed, then we may experience adverse effects on our business. Furthermore, we cannot assure that the costs of remediation will not exceed our current estimates, or that our corrective actions will be completed before any Year 2000 problems occur.

         Services Provided by MAXIMUS Affecting Clients' Year 2000 Compliance. MAXIMUS assists in assessing, evaluating, testing and certifying government client systems affected by Year 2000 problems. In addition, we provide quality assurance of Year 2000 compliance conversions performed by third parties for our clients. Although MAXIMUS has attempted to minimize its liability for clients' potential system failures, we cannot assure that we will not become subject to legal action if a client sustains Year 2000 problems. If such legal action is brought and resolved against us, we could suffer adverse effects on our business.

         Reliance on Vendors' and Clients' Year 2000 Compliance. In order to perform our government contracts, we rely to varying extents on information processing performed by vendors, governmental agencies and entities with which we contract. We have inquired about these parties' potential Year 2000 problems where necessary. Based on responses to these inquiries, our management believes that we would be able to continue to perform our contracts without experiencing material negative financial impact. However, we cannot assure that Year 2000 related failures in the information systems of vendors or clients will not occur. Any system failures could interfere with our ability to properly manage contracted projects and could adversely affect our business.

UNCERTAINTIES RELATED TO INTERNATIONAL OPERATIONS MAY HURT OUR BUSINESS

         Most of our international operations are currently paid for by the World Bank and the U.S. Agency for International Development in U.S. dollars. However, as we expand our operations into developing countries we may encounter a number of additional risks. The risks to our potential expected international revenues include:

                *   Adverse currency exchange rate fluctuations;

                *   Inability to collect receivables; and

                * Difficulty in enforcing contract terms through a foreign country's legal system.

         Foreign countries could also impose tariffs, impose additional withholding taxes or otherwise tax our foreign income.

                              SELLING STOCKHOLDERS

     The selling stockholders were stockholders of Control Software, Inc., which we recently acquired. We issued 700,210 shares of MAXIMUS common stock to the selling stockholders in connection with the acquisition and agreed to register the 350,105 shares covered by this prospectus. The following table sets forth the name and number of shares of common stock owned by each selling stockholder, 50% of which may be offered by this prospectus. None of the selling stockholders have held any position or office with, been employed by or otherwise had a material relationship with, MAXIMUS or any of our predecessors or affiliates since January 1, 1996, other than as a stockholder. As of March 22, 1999, there were approximately 20,948,073 shares of MAXIMUS common stock outstanding. The total number of shares issued in connection with the acquisition which may be offered by this prospectus represents approximately 1.7% of that number:

     Name of Selling          Number of Shares Owned      Number of Shares Covered      Number of Shares Owned After
        Stockholder           Prior to the Offering          by this Prospectus          Completion of the Offering
------------------------      ----------------------      ------------------------      ----------------------------

James M. Paulits                       292,828                     146,414                         146,414
John H. Hines, III                     221,687                     110,843                         110,844
R. David Sadoo                         150,895                      75,448                          75,447
John M. Ryan                            34,800                      17,400                          17,400


         Any person who receives shares from a selling stockholder as a gift or in connection with a pledge may sell up to 500 of such shares using this prospectus.

                              PLAN OF DISTRIBUTION

         The selling stockholders may offer the shares of common stock covered by this prospectus from time to time in transactions in the over-the-counter market, on any exchange where the common stock is then listed, with broker-dealers or third-parties other than in the over-the-counter market or on an exchange (including in block sales), in connection with short sales, in connection with writing call options or in other hedging arrangements, or in transactions involving a combination of such methods.

         The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The selling stockholders may use dealers, agents or underwriters to sell their shares. Underwriters may use dealers to sell such shares. If this happens, the dealers, agents or underwriters may receive compensation in the form of discounts or commissions from the selling stockholders, purchasers of shares or both (which compensation to a particular broker might be in excess of customary compensation).

         The selling stockholder and any dealers, agents or underwriters that participate with the selling stockholder in the distribution of the shares may be deemed to be "underwriters" as such term is defined in the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of such shares of common stock offered by this prospectus, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.

         To comply with the securities laws of certain jurisdictions, the shares offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares of common stock covered by this prospectus may be limited in its ability to engage in market activities with respect to such shares. The selling stockholder, for example, will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, which provisions may limit the timing of purchases and sales of any shares of common stock by the selling stockholder. The foregoing may affect the marketability of the shares offered by this prospectus.

         We have agreed to pay certain expenses of the offering and issuance of the shares covered by this prospectus, including the printing, legal and accounting expenses we incur and the registration and filing fees imposed by the SEC or the New York Stock Exchange. We will not pay brokerage commissions or taxes associated with sales by the selling stockholders or any legal, accounting and other expenses of the selling stockholders.

                                  LEGAL MATTERS

         The validity of the shares of common stock covered by this prospectus will be passed upon for MAXIMUS by Palmer & Dodge LLP, Boston, Massachusetts. Lynnette C. Fallon, a partner of Palmer & Dodge LLP, is an Assistant Secretary of MAXIMUS.

                                     EXPERTS

         The consolidated financial statements and the supplemental consolidated financial statements of MAXIMUS at September 30, 1997 and 1998 and for each of the three years in the period ended September 30, 1998 incorporated by reference in this prospectus and Registration Statement on Form S-3 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports therein incorporated by reference herein which, as to the years 1997 and 1996, are based in part on the report of Grant Thornton LLP, independent auditors. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Expenses in connection with the offering of the shares of MAXIMUS common stock registered under this Registration Statement will be borne by the registrant and are estimated as follows:

             SEC Registration Fee.................................  $ 2,725
             Legal fees and expenses..............................  $10,000
             Miscellaneous expenses...............................  $20,000
                                                                    -------

                 Total............................................  $32,725
                                                                    =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Amended and Restated Articles of Incorporation provide that the Company's directors and officers shall be indemnified to the full extent required or permitted by the Virginia Stock Corporation Act (the "VSCA"), including the advance of expenses, and that other employees and agents shall be indemnified to such extent as shall be authorized by the Board of Directors or the Bylaws of the Company and as shall be permitted by law.

         Sections 13.1-697 and 13.1-702 of the VSCA permit the Company to indemnify an individual made party to a proceeding because he was a director, officer, employee or agent of the Company against liability incurred in the proceeding if (1) he conducted himself in good faith, (2) he believed, in the case of conduct in his official capacity, that such conduct was in the Company's best interests, or, in all other cases, that such conduct was at least not opposed to the Company's best interests, and (3) he had no reasonable cause to believe, in the case of a criminal proceeding, that his conduct was unlawful; provided, however, no indemnification shall be permitted (1) in connection with a proceeding by or in the right of the Company in which the individual is adjudged liable to the Company, or (2) in connection with any other proceeding charging improper personal benefit to such individual in which the individual is adjudged liable on the basis that personal benefit was improperly received by such individual. Under sections 13.1-698 and 13.1-702 of the VSCA, unless limited by its Articles of Incorporation, the Company shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred.

         The Company carries Directors' and Officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers of the Company.


ITEM 16.  EXHIBITS

         See Exhibit Index immediately following the signature page hereof.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on March 30, 1999.

                                             MAXIMUS, INC.



                                             By: /s/ David V. Mastran
                                                 -------------------------------
                                                 David V. Mastran, President

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of the Company, hereby severally constitute and appoint David V. Mastran, Raymond B. Ruddy, F. Arthur Nerret and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-3 (including pre-and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                 TITLE                           DATE


/s/ David V. Mastran                 President, Chief Executive Officer and     March 30, 1999
-------------------------------      Director (Principal Executive Officer)
David V. Mastran

/s/ Raymond B. Ruddy                   Chairman of the Board of Directors       March 30, 1999
-------------------------------
Raymond B. Ruddy

/s/ F. Arthur Nerret              Chief Financial Officer (Principal Financial  March 30, 1999
-------------------------------             and Accounting Officer)
F. Arthur Nerret

/s/ Russell A. Beliveau                             Director                    March 30, 1999
-------------------------------
Russell A. Beliveau

/s/ Jesse Brown                                     Director                    March 30, 1999
-------------------------------
Jesse Brown

/s/ Margaret Carrera                      Vice-Chairwoman of the Board          March 30, 1999
-------------------------------                   and Director
Margaret Carrera

           SIGNATURE                                 TITLE                           DATE


/s/ George C. Casey                                 Director                    March 30, 1999
-------------------------------
George C. Casey

/s/ Louis E. Chappuie                               Director                    March 30, 1999
-------------------------------
Louis E. Chappuie

/s/ Lynn P. Davenport                               Director                    March 30, 1999
-------------------------------
Lynn P. Davenport

/s/ Thomas A. Grissen                               Director                    March 30, 1999
-------------------------------
Thomas A. Grissen

/s/ Robert J. Muzzio                                Director                    March 30, 1999
-------------------------------
Robert J. Muzzio

/s/ Susan D. Pepin                                  Director                    March 30, 1999
-------------------------------
Susan D. Pepin

/s/ Peter Pond                                      Director                    March 30, 1999
-------------------------------
Peter Pond

                                 Exhibit Index
                                 -------------

      Exhibit
      Number             Description of Exhibit
      -------            ----------------------

       23.1  --          Consent of Ernst & Young LLP,
                           Independent Auditors.

       23.2  --          Consent of Grant Thornton LLP,
                           Independent Auditors.